Bylaws
                                       of

                             SPECTRUM VENTURES, INC.

                              ARTICLE I. DIRECTORS

SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

SECTION 2. COMPENSATION. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

SECTION 3. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to t e holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

SECTION 4. NUMBER. The Corporation shall have at least the minimum number of directors required by 1 aw. The number of directors may be increased or decreased from time to time by the Board of Directors.

SECTION 5. ELECTION AND TERM. -At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

SECTION 6. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an INCREASE IN THE NUMBER OF DIRECTORS, MAY BE FILLED BY the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

SECTION 7. REMOVAL OF DIRECTORS. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

SECTION 8. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

SECTION 10. PLACE OF MEETING. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting. SECTION 11. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution 'of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of
Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

SECTION 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

SECTION 2. SPECIAL MEETING. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders, meeting.

SECTION 3. PLACE. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors. SECTION 4. NOTICE. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

SECTION 5. SHAREHOLDER QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

SECTION 6. SHAREHOLDER VOTING. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders, .meeting along with their addresses and the number of shares held by each shall be produced at a shareholders, meeting upon the request of any shareholder.

SECTION 7. PROXIES. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

SECTION 8. VALIDATION. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

SECTION 9. CONDUCT OF BUSINESS BY WRITTEN CONSENT. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

                              ARTICLE III. OFFICERS

SECTION 1. OFFICERS: ELECTION: RESIGNATION; VACANCIES.  The

Corporation shall have the officers and assistant officers that the Board of Directors appoint from time to TIME. EXCEPT AS OTHERWISE PROVIDED IN AN EMPLOYMENT AGREEMENT WHICH THE CORPORATION HAS WITH AN officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 2. POWERS AND DUTIES OF OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

SECTION 3. REMOVAL OF OFFICERS. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

SECTION 4. SALARIES. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

SECTION 5. BANK ACCOUNTS. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

                            ARTICLE IV, DISTRIBUTIONS

The Board of Directors may, from time to time, declare

distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporations assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

                          ARTICLE V. CORPORATE RECORDS

SECTION 1. CORPORATE RECORDS. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

         The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders, meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

SECTION 2. SHAREHOLDERS, INSPECTION RIGHTS. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders I list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

         The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

SECTION 3. FINANCIAL STATEMENTS FOR SHAREHOLDERS. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

SECTION 4. OTHER REPORTS TO SHAREHOLDERS. If the Corporation indemnities or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

                         ARTICLE VI. STOCK CERTIFICATES

SECTION 1. ISSUANCE. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

SECTION 2. REGISTERED SHAREHOLDERS. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder-in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

SECTION 3. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

                          ARTICLE VII. INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation hereby indemnities each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys, fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

SECTION 2. ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

SECTION 3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnities each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

                             ARTICLE VIII. AMENDMENT

         These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

         I certify that these are the Bylaws by the Board of Directors of the Corporation.

                                    Secretary

                                      Date:

                                     BYLAWS
                                       OF

                             Spectrum Ventures, Inc.
                              A Nevada Corporation

                                    ARTICLE I

                                     OFFICES

SECTION 1. OFFICES.

The registered office shall be in the City of Clearwater, County of Pinellas, State of Florida (her@er, the "State"). The corporation may also have offices at such other places both within and without the State, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 11

                            MEETINGS OF STOCKHOLDERS

Section 1. General.

All meetings of the stockholders shall be held at such place within or without the State as may be designated from time to time by the Board of Directors.

SECTION 2. ANNUAL ME

The annual meeting of the stockholders, commencing with the year 1998 shall be held on January 2, if not a legal holiday, and if a legal holiday, then on the next business day following, at " I 1: 00 AM", or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote the Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least twenty (20) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such fist shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least twenty (20) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 3. SPECIAL MEETINGS

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation (hereinafter, the "Certificate"), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (IO) or more than sixty
(60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 4. QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate. @ however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. Notice need not be given of the adjourned meeting if the time and place are announced at the meeting in which the adjournment occurs. If the adjournment is for more than thirty (' )O) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. No elections of officers or revisions of bylaws are official unless approved by majority of Directors and approval of 75% or more of votes from stockholders.

SECTION 5. VOTING.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate or by statute, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be revocable by the stockholder executing it, except where an irrevocable proxy is permitted by statute.

SECTION 6. WRITTEN CONSENT.

Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and to the Secretary of the corporation. Any such consent shall be filed with the minutes of the corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1. MANAGEMENT AND NUMBER.

The property, business and affairs of the corporation shall be controlled and managed by a Board of Directors. The number of directors to constitute the first Board of Directors is 7 and such number may be increased or decreased by future action of the Board of Directors and a vote of approval by 75% or more votes from shareholders . The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the appropriate court of the State may, upon application of any stockholder or stockholders having at least ten (1011/o) percent of the total number of shares then outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace directors chosen by the directors then in office.

SECTION 3. LOCATIONS.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State.

SECTION 4. FIRST MEETING.

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.


SECTION 5. REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 6- SPECIAL ME@N s.

Special meetings of the Board of Directors may be called by the President on two days notice to each director, either personally or by mail or by telegram, setting forth the time, place and purpose of the meeting. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Chairman may call a Special Meeting with two days' notice.

SECTION 7. QUORUM.

At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 8. ACTION BY CONSENT.

Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

SECTION 9. MEETINGS BY e hone.

Unless otherwise restricted by the Certificate, members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting by use of such equipment shall constitute presence in person at such meeting.

SECTION 10.  COMMITTEES, MEMBERSHIP, POWERS.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate; adopting an agreement of merger or consolidation recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporations property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; amending the bylaws of the corporation or increasing or decreasing the membership of the Board of Directors; and, unless the resolution or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION I 1. COMMITTEES, MINUTES.

Each committee shall appoint a secretary of each meeting and keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 12.  COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum or number of shares of company stock for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

SECTION 1. NOTICES.

Whenever, under the provisions of the statutes or of the Certificate or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at their address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

SECTION 2. WAIVERS.

Whenever any notice is required to be given under the provisions of the statutes or of the Certificate or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

SECTION 1. DESIGNATIONS.

The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (if one shall be elected by the Board of Directors), a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless applicable law, the Certificate or these bylaws otherwise provide. The Chief Financial Officer ( CFO) shall report directly to the Board of Directors and shall be employed at the pleasure of the Board of Directors. Only the Board of Directors shall have authority over the CFO.

SECTION 2. TERM REMOVAL.

The Board of Directors at its first meeting and after each annual meeting of stockholders shall choose a Chairman of the Board of Directors (if they so desire), a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers of the corporation shall hold office until their successors are chosen and qu@. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority if the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

SECTION 3. SALARIES.

The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors. Any payments made to an officer of the corporation as compensation, salary, commission, bonus, interest, or rent, or in reimbursement of entertainment or travel expense incurred by said officer, shall be, to the greatest extent practical a deductible expense of the corporation for Federal income tax purposes.

SECTION 4. THE CHAIRMAN OF THE BOARD OF DIRECTORS.

The Chairman of the Board of Directors (if one shall be elected by the Board of Directors) shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The Chairman shall perform all the duties incident to the office of Chairman of the Board of Directors and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these bylaws. In the absence of the President, the Chairman shall be the chief executive and administrative officer and acting President of the corporation.

SECTION 5. THE PRESIDENT.

The President shall be the chief executive and administrative officer of the corporation, shall have general supervision of the business and finances of the corporation, shall see that all orders and resolutions of the Board of Di-rectors are carried into effect and shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the shareholders and directors. The President may execute all bonds, deeds, mortgages, conveyances, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed. The President shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in his judgment may be necessary or proper for the transaction of the business of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors. The Board of Directors may confer like power on any other person or persons, except those that by statute are conferred exclusively on the President.

SECTION 6. THE VICE PRESIDENTS.

The Vice Presidents shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors or by the President of the corporation. In the absence of the President and the Chairman of the Board of Directors, the Vice Presidents, in order of their seniority, may perform the duties and exercise the powers of the President with the same force and effect as if performed by the President and shall generally assist the President and shall perform the duties and have the powers prescribed by the Board of Directors from time to time.

SECTION 7. THE SECRET@A.

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform Re duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. SECTION 8. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall preform such other duties and have such other powers as the Board of Directors may from time to time to prescribe.

SECTION 9. THE TREASURER.

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the finds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

SECTION IO.  ASSISTANT TREASURER.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or reft" to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
                                   ARTICLE VI

                              CERTIFICATES OF STOCK

SECTION 1. CERTIFICATES OF STOCK.

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 2. LOST CERTIFICATE.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 3. TRANSFERS OF STOCK.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. FIXING RECORD DATE.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than


ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholder of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. REI6STERED STOCKHOLDERS.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State.

                                   ARTICLE VII

                               GENERAL PROVISIONS

SECTION 1. DIVIDENDS.

Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in. shares of the capital stock, subject to the provisions of the Certificate.A "Special Dividend" in the form of cash shall be paid once a year on or before February 1st for the preceding year and calculated by dividing the amount collected the preceding year of "Transaction fees" from the customers using the "Medical Wizard". The total amount received divided by 500/o will equal the amount of the "Special Dividend" equally divided and issued to shareholders of record as of December 31st of the preceding year.

SECTION 2. RESERVES.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for working capital, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. ANNUAL STATEMENT.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 4. CHECKS AND DEPOSITS.

AU checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. AU funds of the corporation not otherwise employed may be deposited to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time select.


Section 5. is   Year.

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION 6. SEAL.

The corporate seal shall have inscribed thereon the name of the corporation, the year of incorporation and the words "Corporate Seal, Nevada.' The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 1. AMENDMENTS.

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. NO changes of any kind to the Document or bylaws can be approved with out vote of approval by a majority of Directors and approval of 75% or more of votes from stockholders of record at the time of meeting.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION.

A. The corporation shall indemnify to the full extent authorized or permitted by the general corporation law of the State, as now in effect or as hereafter amended, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigate, including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise as such at the request of the corporation.

B. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which such persons may be entitled apart from this Article IX. The foregoing right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the I . provisions of the general corporation law of the State.


  February 2, 1998                                  Kim E. Apicelli, Secretary